popSLATE Media Inc.

Financial Statements and Supplementary Information

Years Ended December 31, 2015 and 2014

popSLATE Media Inc.

TABLE OF CONTENTS

Management Representation Letter	1
Independent Accountant's Review Report	4
Financial Statements:	
Balance Sheet 2014	5
Balance Sheet 2015	6
Balance Sheet 2016	7
Cash Flow 2014	8
Cash Flow 2015	9
Cash Flow 2016	10
P & L 2014	11
P & L 2015	12
P & L 2016	13

Management Representation Letter

Popslate Media, Inc.

To: Jackie Uy, CPA
Date: May 16, 2016

This representation letter is provided in connection with your review of the annual financial statements of Popslate Media, Inc. as of December 31, 2014 and 2015, for the purpose of expressing an opinion as to whether these financial statements give a true and fair view of the financial position of the Company and of the results of its operations and its cash flows in accordance with accounting principles generally accepted in the United States (US GAAP).

We acknowledge our responsibility for the fair presentation of the financial statements in accordance with GAAP.

As the directors and officers of the Company, we confirm, to the best of our knowledge and belief, the following representations:

Regarding the financial statements:

- We acknowledge our responsibility for the preparation of financial statements in accordance with accounting principles generally accepted in United States of America (US GAAP).
- We confirm that, in all material respects, the financial statements present fair financial position of the Company as of December 31, 2014 and 2015.
- We acknowledge our responsibility for the design, implementation and maintenance of internal control to prevent and detect fraud and error.
- We acknowledge our responsibility and have fulfilled our responsibilities for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
- We use reasonable significant assumptions in making accounting estimates, including accounting estimates of fair value.
- We have appropriately accounted for and disclosed the identity of, and balances and transactions with, related parties in the financial statements in accordance with US GAAP.
- We assure that there has been no deviation from the contracts that could affect our financial statements.
- We assure that all assets are in good title.
- We have adjusted and disclosed all events subsequent to the date of the financial statements for which US GAAP requires adjustment and disclosure.
- We have disclosed all guarantees, written or oral.
- We have made all accruals for contingencies required according to US GAAP.
- The effects of all known actual or possible litigation and claims have been

accounted for and disclosed in accordance with US GAAP.

- There have been no significant facts that required the adjustment of comparative data in the financial statements

Regarding presented information:

- We have provided you with:
    - All information relevant to the preparation and fair presentation of financial statements, such as records, supporting documents, and other supporting data;
    - Any additional information that you required from us to perform the review; and
    - Unrestricted access to persons within the Company from whom you considered it necessary to obtain information related to the financial status of the Company
- There are no material transactions that have not been properly recorded in the accounting records or reflected in the financial statements
- We have disclosed to you the results of our assessment of the risk that the financial statements may be material misstated as a result of fraud; to summarize, we have no knowledge of any fraud or suspected fraud that affects the entity and involves:
    - Management
    - Employees with a significant role in internal controls; and
    - Others, if fraud could affect the Company's financial statements
- We have no knowledge of any allegations of fraud, or suspected fraud, affecting the Company's financial statements communicated by employees, former employees, analysts, regulators or others.
- We have disclosed to you all known actual or suspected non-compliance with laws and regulations that could have a material effect on the financial statements; we have no knowledge of any such non-compliance.
- We have disclosed to you all pending and threatened litigation, claims, and assessments whose effects should be considered when preparing the financial statements.
- We have disclosed to you the identity of the entity's related parties and all the related party relationships and transactions.

Sincerely,

Yashar Behzadi, President and CEO

Greg Moon, Secretary, Treasurer, CMO

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To Whom It May Concern:

I, Jackie Lou Uy, CPA, have reviewed the accompanying financial statements of **Popslate Media, Inc.**, which comprise the balance sheets as of December 31, 2014 and 2015, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. A review primarily includes applying analytical procedures to management's financial data and making inquiries to company management. A review is less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, I do not express such an opinion.

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

My responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services issued by the AICPA. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

JACKIE LOU B. UY, CPA

MAY 17, 2016

Popslate Media, Inc.
Balance Sheet
As of December 31, 2014

	Total
ASSETS	
Current Assets	
Cash	**$78,264**
Accounts Receivable	**$0**
Other Current Assets	
Inventory Asset	
Raw Materials	$147,900
Total Inventory Asset	**$147,900**
Ecomm Clearing Account	$10,307
Total Other Current Assets	**$158,207**
Total Current Assets	**$236,471**
TOTAL ASSETS	**$236,471**
LIABILITIES AND EQUITY	
Liabilities	
Current Liabilities	
Accounts Payable	$22,742
Other Current Liabilities	
Loans Payable	$53,800
Payroll Tax Payable	-$1,867
Product Deliverables	$180,796
Total Other Current Liabilities	**$232,728**
Total Current Liabilities	**$255,470**
Long-Term Liabilities	
Convertible Notes	$965,000
Total Long-Term Liabilities	**$965,000**
Total Liabilities	**$1,220,470**
Equity	
Common Stock	$30,000
Retained Earnings	-$208,487
Net Income	-$805,512
Total Equity	**-$983,999**
TOTAL LIABILITIES AND EQUITY	**$236,471**

Popslate Media, Inc.
Balance Sheet
As of December 31, 2015

	Total
ASSETS	
Current Assets	
Cash	**$160,997**
Accounts Receivable	**$0**
Other Current Assets	
Inventory Asset	
Finished Goods	$3,251
Raw Materials	$683,742
Total Inventory Asset	**$686,993**
Tooling	$58,382
Total Other Current Assets	**$745,375**
Total Current Assets	**$906,372**
TOTAL ASSETS	**$906,372**
LIABILITIES AND EQUITY	
Liabilities	
Current Liabilities	
Accounts Payable	$219,010
Other Current Liabilities	
Line of Credit	$531,724
Loans Payable	$23,800
Product Deliverables	$59,470
Total Other Current Liabilities	**$614,995**
Total Current Liabilities	**$834,005**
Long-Term Liabilities	
Convertible Notes	$2,575,000
Total Long-Term Liabilities	**$2,575,000**
Total Liabilities	**$3,409,005**
Equity	
Common Stock	$30,000
Retained Earnings	-$1,013,999
Net Income	-$1,518,634
Total Equity	**-$2,502,633**
TOTAL LIABILITIES AND EQUITY	**$906,372**

Balance Sheet
As of April 15, 2016

	Total
ASSETS	
Current Assets	
Cash	$1,034,118
Accounts Receivable	$0
Other Current Assets	
Indiegogo Clearing Account	$174,334
Inventory Asset	
Finished Goods	$3,251
Raw Materials	$677,522
Total Inventory Asset	$680,773
Prepaid Expenses	$235,266
Tooling	$58,382
Total Other Current Assets	$1,148,754
Total Current Assets	$2,182,873
TOTAL ASSETS	$2,182,873
LIABILITIES AND EQUITY	
Liabilities	
Current Liabilities	
Accounts Payable	$204,010
Other Current Liabilities	
Line of Credit	$531,724
Loans Payable	$23,800
Payroll Tax Payable	-$1,321
Product Deliverables	$1,134,886
Total Other Current Liabilities	$1,689,089
Total Current Liabilities	$1,893,100
Long-Term Liabilities	
Convertible Notes	$3,400,000
Total Long-Term Liabilities	$3,400,000
Total Liabilities	$5,293,100
Equity	
Common Stock	$30,000
Retained Earnings	-$2,532,633
Net Income	-$607,594
Total Equity	-$3,110,227
TOTAL LIABILITIES AND EQUITY	$2,182,873

Popslate Media, Inc.
Statement of Cash Flows
January - December 2014

	Total
OPERATING ACTIVITIES	
Net Income	-$805,512
Adjustments to reconcile Net Income to Net Cash provided by operations:	
Accounts Receivable (A/R)	$0
Inventory Asset: Raw Materials	$2,100
Ecomm Clearing Account	-$2,393
Accounts Payable (A/P)	-$127,258
Loans Payable	$40,000
Payroll Tax Payable	-$1,867
Product Deliverables	-$20,017
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	**-$109,436**
Net cash provided by operating activities	**-$914,947**
FINANCING ACTIVITIES	
Convertible Notes	$965,000
Net cash provided by financing activities	**$965,000**
Net cash increase for period	**$50,053**
Cash at beginning of period	$28,212
Cash at end of period	**$78,264**

Popslate Media, Inc.
Statement of Cash Flows
January - December 2015

	Total
OPERATING ACTIVITIES	
Net Income	-$1,518,634
Adjustments to reconcile Net Income to Net Cash provided by operations:	
Accounts Receivable (A/R)	$0
Inventory Asset: Finished Goods	-$3,251
Inventory Asset: Raw Materials	-$535,842
Ecomm Clearing Account	$10,307
Tooling	-$58,382
Accounts Payable (A/P)	$196,269
Loans Payable	-$30,000
Line of Credit	$531,724
Payroll Tax Payable	$1,867
Product Deliverables	-$121,325
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	**-$8,633**
Net cash provided by operating activities	**-$1,527,267**
FINANCING ACTIVITIES	
Convertible Notes	$1,610,000
Net cash provided by financing activities	**$1,610,000**
Net cash increase for period	**$82,733**
Cash at beginning of period	$78,264
Cash at end of period	**$160,997**

Popslate Media, Inc.
Statement of Cash Flows
January 1 - April 15, 2016

	Total
OPERATING ACTIVITIES	
Net Income	-$607,594
Adjustments to reconcile Net Income to Net Cash provided by operations:	
Indiegogo Clearing Account	-$174,334
Inventory Asset: Raw Materials	$6,220
Prepaid Expenses	-$235,266
Accounts Payable (A/P)	-$15,000
Payroll Tax Payable	-$1,321
Product Deliverables	$1,075,416
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	**$655,715**
Net cash provided by operating activities	**$48,121**
FINANCING ACTIVITIES	
Convertible Notes	$825,000
Net cash provided by financing activities	**$825,000**
Net cash increase for period	**$873,121**
Cash at beginning of period	$160,997
Cash at end of period	**$1,034,118**

Popslate Media, Inc.
Profit and Loss
January - December 2014

	Jan 2014	Feb 2014	Mar 2014	Apr 2014	May 2014	Jun 2014	Jul 2014	Aug 2014	Sep 2014	Oct 2014	Nov 2014	Dec 2014	Total
Income													
Product Sales (v1 product)													$0.00
Total Income	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Cost of Goods Sold													
Manufacturing Parts & Labor													$0
Total Cost of Goods Sold	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Gross Profit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Expenses													
Advertising & Marketing			$104			$3,576	$389	$9,065	$8,485	$18,584	$15,293	$6,261	$61,759
Freelancers & Contractors			$319				$549	$1,729	$1,974	$2,253	$35	$154	$7,013
General & Admin Expenses	$110	$8	$7	$27	$22	$731	$307	$367	$19,764	$25,610	$16,039	$18,860	$81,852
Legal & Professional Fees		$1,021		$3,438		$17,357	$577	$3,645	$548			$2,150	$28,736
Meals and Entertainment		$54	$30			$71	$359	$193				$43	$750
Operations services	$58	$216	$1,779		$250	$99	$5,500	$13	$6,675	$8,075	$23,904	$5,842	$52,409
Research & Development	$19,975	$46,974	$40,895			$95,229	$39,269	$66,959	$53,983	$62,241	$66,075	$74,924	$566,525
Travel		$62				$1,823			$35	$44		$4,565	$6,529
Total Expenses	$20,143	$48,335	$43,134	$3,465	$272	$118,886	$46,951	$81,972	$91,464	$116,807	$121,345	$112,799	$805,573
Net Operating Income	-$20,143	-$48,335	-$43,134	-$3,465	-$272	-$118,886	-$46,951	-$81,972	-$91,464	-$116,807	-$121,345	-$112,799	-$805,573
Other Income													
Interest Earned						$62							$62
Total Other Income	$0	$0	$0	$0	$0	$62	$0	$0	$0	$0	$0	$0	$62
Other Expenses													
Miscellaneous													$0
Total Other Expenses	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Net Other Income	$0	$0	$0	$0	$0	$62	$0	$0	$0	$0	$0	$0	$62
Net Income	-$20,143	-$48,335	-$43,134	-$3,465	-$272	-$118,824	-$46,951	-$81,972	-$91,464	-$116,807	-$121,345	-$112,799	-$805,512

Popslate Media, Inc.
Profit and Loss
January - December 2015

	Jan 2015	Feb 2015	Mar 2015	Apr 2015	May 2015	Jun 2015	Jul 2015	Aug 2015	Sep 2015	Oct 2015	Nov 2015	Dec 2015	Total
Income													
Product Sales (v1 product)				$74,322	$63,494	$43,475	$25,465	$26,468	$4,449	$9,124	$14,624	$17,188	$278,610
Refunds-Allowances			-$100	-$1,114	$79	-$685	-$106	-$1,460	-$198	-$313	-$99	-$5,221	-$9,217
Shipping Income				$1,180	$780	$320	$1,300	$1,060	$40				$4,680
Total Income	**$0**	**$0**	**-$100**	**$74,388**	**$64,353**	**$43,110**	**$26,659**	**$26,068**	**$4,291**	**$8,812**	**$14,525**	**$11,967**	**$274,074**
Cost of Goods Sold													
Direct Materials				$64,881	$55,428	$37,952	$22,230	$23,106	$3,884	$7,965	$12,767	$15,005	$243,219
Freight & delivery - COS	$178	$430	$443	$204	$204	$1,666	$2,782	$1,051	$541	$548	$701	$385	$9,133
Merchant Account Fees	$2,121	$389	$1,026	$294	-$99	$4,782	-$356	$19	$59	$49	$49	-$638	$7,695
Total Cost of Goods Sold	**$2,299**	**$818**	**$1,470**	**$65,379**	**$55,534**	**$44,400**	**$24,656**	**$24,176**	**$4,484**	**$8,563**	**$13,517**	**$14,753**	**$260,046**
Gross Profit	**-$2,299**	**-$818**	**-$1,570**	**$9,009**	**$8,819**	**-$1,290**	**$2,004**	**$1,892**	**-$193**	**$249**	**$1,008**	**-$2,785**	**$14,027**
Expenses													
Advertising & Marketing	$2,621	$10,137	$40,048	$27,794	$14,226	$5,792	$12,675	$14,589	$15,635	$27,309	$16,552	$12,675	$200,052
Freelancers & Contractors		$1,395							$3	$1,518	$483	$166	$3,565
General & Admin Expenses	$19,685	$28,715	$31,447	$22,250	$21,649	$21,321	$34,466	$21,074	$23,393	$21,192	$21,113	$34,108	$300,411
Legal & Professional Fees	$4,728			$1,419	$8,849		$1,620		$2,093		$1,050		$19,760
Meals and Entertainment	$932	$352	$363	$597	$259	$529	$359	$152	$311	$84	$42	$76	$4,055
Operations & Logistics	$9,450	$27,289	$1,930	$31,849	$13,716	$29,490	$46,059	$47,159	$25,601	$16,277	$23,875	$39,966	$312,662
Research & Development	$23,073	$31,736	$75,280	$133,639	$75,699	$84,512	$26,228	$68,866	$47,019	$33,090	$15,624	$50,749	$665,513
Travel	$2,568	$600	$3,974	$2,678	$6,348	$7,136	$1,276	$177	$1,084	-$1,084		$990	$25,747
Total Expenses	**$63,057**	**$100,224**	**$153,042**	**$220,225**	**$140,745**	**$148,781**	**$122,683**	**$152,018**	**$115,138**	**$98,386**	**$78,738**	**$138,730**	**$1,531,766**
Net Operating Income	**-$65,355**	**-$101,042**	**-$154,611**	**-$211,216**	**-$131,926**	**-$150,070**	**-$120,679**	**-$150,126**	**-$115,331**	**-$98,137**	**-$77,729**	**-$141,516**	**-$1,517,738**
Other Expenses													
Miscellaneous				$895									$895
Total Other Expenses	**$0**	**$0**	**$0**	**$895**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$895**
Net Other Income	**$0**	**$0**	**$0**	**-$895**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**-$895**
Net Income	**-$65,355**	**-$101,042**	**-$154,611**	**-$212,112**	**-$131,926**	**-$150,070**	**-$120,679**	**-$150,126**	**-$115,331**	**-$98,137**	**-$77,729**	**-$141,516**	**-$1,518,634**

Popslate Media, Inc.
Profit and Loss
January 1 - April 15, 2016

	Jan 2016	Feb 2016	Mar 2016	Apr 1-15, 2016	Total
Presales (v2 product)					
Gross Receipts			$1,030,220	$60,782	$1,091,002
Customer Acquisition Costs			$308,956	$0	$308,956
Net presale receipts			**$721,264**	**$60,782**	**$782,046**
Income					
Product Sales (v1 product)	$2,117	$2,056	$2,683	$1,502	$8,358
Refunds-Allowances	-$1,075	-$149			-$1,224
Total Income	**$1,042**	**$1,907**	**$2,683**	**$1,502**	**$7,133**
Cost of Goods Sold					
Manufacturing Parts & Labor	$1,555	$1,510	$1,971	$1,104	$6,139
Freight & Delivery - COS	$137	$244	$216		$597
Merchant Account Fees	$50	$49	$118		$217
Total Cost of Goods Sold	**$1,743**	**$1,803**	**$2,304**	**$1,104**	**$6,953**
Gross Profit	**-$701**	**$104**	**$378**	**$399**	**$180**
Expenses					
Advertising & Marketing	$17,017	$28,928	$52,070	$5,810	$103,825
Freelancers & Contractors	$383	$532	$150	$33	$1,098
General & Admin Expenses	$16,858	$30,468	$22,268	$7,646	$77,240
Meals and Entertainment	$935	$121	$52	$130	$1,237
Operations & Logistics	$3,140	$35	$381		$3,556
Legal & Professional Fees				$11,000	$11,000
Research & Development	$8,696	$16,400	$49,145	$21,996	$96,238
Travel	$1,154	$185	$26	$3,258	$4,623
Total Expenses	**$48,183**	**$76,669**	**$124,091**	**$49,874**	**$298,818**
Net Operating Income	**-$48,884**	**-$76,566**	**-$432,669**	**-$49,476**	**-$607,594**
Net Income	**-$48,884**	**-$76,566**	**-$432,669**	**-$49,476**	**-$607,594**